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                                  EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Manugistics Group, Inc. and its subsidiaries on Form S-8 (File Nos. 333-09481, 333-32172, 333-36983, 333-52360, 333-60439, 333-62993, 333-67994, 333-67996,
333-68324, 333-89490, 333-89492 and 333-98820), Form S-3 (File Nos. 333-47133,
333-53918, 333-55010, 333-58353, 333-66104 and 333-75890) and Form S-4 (File No.
333-48952) of our report dated March 26, 2002 (April 26, 2002 as to Note 17), appearing in this Annual Report on Form 10-K of Manugistics Group, Inc. and its subsidiaries for the year ended February 28, 2002.



/s/ DELOITTE & TOUCHE LLP



McLean, VA

May 16, 2002